SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2010

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission File Number)	(IRS Employer ID Number)

6204 Falls of the Neuse Road, Raleigh, North Carolina 27609

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (919) 787-9696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2010, our bank subsidiary, North State Bank, entered into an Asset Purchase Agreement with Affiliated Mortgage, LLC, whereby North State Bank will acquire the mortgage operations of Affiliated Mortgage through the purchase of certain assets and the intended hiring of all of Affiliated Mortgage’s employees, all subject to the conditions imposed by the Asset Purchase Agreement.

Pursuant to the terms of the Asset Purchase Agreement, the closing of the transaction must occur on or before February 12, 2010. The closing of the transaction is conditioned upon North State Bank’s having obtained a line of credit for use in funding the mortgage operations and the execution of an agreement between North State Bank and another bank for the purchase of the mortgage loans generated by the mortgage operations. The closing also is conditioned on the execution of an employment agreement between North State Bank and J. Kenneth Sykes, the managing member of Affiliated Mortgage, as well as other usual and customary closing conditions. North State Bank will pay $250,000 for the assets and operations it is acquiring.

The employment agreement between North State Bank and Mr. Sykes will have a term of six years and will provide that Mr. Sykes will run the mortgage division of North State Bank to be created upon the close of the transaction. In addition to his annual salary, Mr. Sykes will be eligible to earn commissions and will be eligible to earn incentive compensation of up to $1.25 million over five years, all based on loan production. Mr. Sykes’ employment may be terminated by North State Bank or Mr. Sykes at any time, at which time any compensation would end.

The Asset Purchase Agreement and the Employment Agreement contain a non-compete whereby Mr. Sykes and Affiliated Mortgage agree to not compete with North State Bank in the residential mortgage business within a designated geographic area and for a designated period of time under certain circumstances. If Mr. Sykes were terminated by North State Bank without cause (as defined in the Employment Agreement), however, he would not be subject to the non-compete.

There is no material relationship between us, North State Bank or any of our affiliates and Affiliated Mortgage other than in respect of the Asset Purchase Agreement.

The press release announcing the execution of the Asset Purchase Agreement is attached as an exhibit to this report. The Asset Purchase Agreement will be filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description

99.1	Press release dated January 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH STATE BANCORP

Date: February 1, 2010	By:	/S/ LARRY D. BARBOUR
Larry D. Barbour
President and Chief Executive Officer

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